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                                                                  Exhibit 10.2


                                                             VOTING AGREEMENT

                  VOTING AGREEMENT, dated as of September 26, 1999 (this "Agreement"), among MotivePower Industries, Inc., a Pennsylvania corporation ("MotivePower"), and the undersigned stockholders (collectively, the "Stockholders" and individually, a "Stockholder") of Westinghouse Air Brake Company, a Delaware corporation (the "Company").

                              W I T N E S S E T H:

                  WHEREAS, MotivePower and the Company are entering into the Amended and Restated Agreement and Plan of Merger, dated as of even date herewith (as the same may be amended and supplemented, the "Merger Agreement"), whereby, upon the terms and subject to the conditions set forth in the Merger Agreement, each issued and outstanding share of Common Stock, par value $.01 per share, of MotivePower ("MotivePower Common Stock"), not owned directly or indirectly by MotivePower, the Company or their respective wholly-owned subsidiaries, will be converted into the Exchange Ratio of shares of Common Stock, par value $.01 per share, of the Company ("Company Common Stock");

                  WHEREAS, the Stockholders independently own or have voting control with respect to certain shares of Company Common Stock (together with any shares of Company Common Stock acquired by the Stockholders after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Subject Shares");

                  WHEREAS, certain of the Stockholders are parties to the Second Amended WABCO Voting Trust/Disposition Agreement, dated as of December 13, 1995 (the "Voting Trust Agreement"), by and among the management investors named therein, the Company and the trustees named therein;

                  WHEREAS, certain of the Stockholders are parties to the Amended and Restated Stockholders Agreement, dated as of March 5, 1997 and amended on March 28, 1997 (the "Stockholders Agreement"), by and among the voting trust created under the Voting Trust Agreement, Vestar Equity Partners, L.P., a Delaware limited partnership, Harvard Private Capital Holdings, Inc., a Massachusetts corporation, American Industrial Partners Capital Fund II, L.P., a Delaware limited partnership, and the Company; and

                  WHEREAS, as a condition to its willingness to enter into the Merger Agreement, MotivePower has required that the Stockholders agree, and in order to induce MotivePower to enter into the Merger Agreement, each of the Stockholders has agreed, to enter into this Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, each of the Stockholders agrees as follows:

                  Section 1. Covenants of Stockholders. Until the termination of this
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Agreement in accordance with Section 4, each of the Stockholders independently agrees as follows:

                  (a) At any meeting of the stockholders of the Company called to vote upon the Merger or the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger or the Merger Agreement is sought, the Stockholders shall vote (or cause to be voted) the Subject Shares, with respect to which such Stockholder has voting authority, in favor of the Merger, the adoption of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

                  (b) At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Stockholders' vote, consent or other approval is sought, the Stockholders shall vote (or cause to be voted) the Subject Shares, with respect to which such Stockholder has voting authority, against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Takeover Proposal (as defined in the Merger Agreement), (ii) any amendment of the Company's Certificate of Incorporation, or By-Laws, which amendment would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of capital stock of the Company, or (iii) any action or agreement which would result in a breach of any representation, warranty, covenant or agreement of the Company set forth in the Merger Agreement. Each Stockholder further agrees not to commit or agree to take any action inconsistent with the foregoing.

                  (c) Each Stockholder agrees not to (i) sell, transfer, exchange, redeem, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or enter into any contract, option or other arrangement (including any profit-sharing arrangement) with respect to the Transfer of any of its Subject Shares to any person or (ii) enter into any voting arrangement (other than this Agreement), whether by proxy, voting agreement or otherwise, in relation to the Subject Shares, with respect to which such Stockholder has voting authority, and agrees not to commit or agree to take any of the foregoing actions.

                  (d) The Stockholders, as stockholders of the Company, shall not, nor shall the Stockholders, as stockholders of the Company, permit any officer, director or employee or any investment banker, attorney, accountant, agent or other advisor or representative of any of the Stockholders to, (i) solicit, initiate or knowingly encourage the submission of any Takeover Proposal, (ii) enter into any agreement with respect to a Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any Person (as defined in the
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         Merger Agreement) any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes any Takeover Proposal.

                  (e) Each Stockholder shall notify MotivePower promptly (but in no event later than 24 hours) after receipt by such Stockholder, as a stockholder of the Company, or such Stockholder, as a stockholder of the Company, becoming aware, of any Takeover Proposal or any request for nonpublic information in connection with a Takeover Proposal or for access to the properties, books or records of such party by any Person or entity that informs such party that it is considering making, or has made, a Takeover Proposal.

                  (f) The Stockholders agree to take all action necessary to suspend all covenants, agreements and arrangements of the Stockholders contained in the Voting Trust Agreement and the Stockholders Agreement and to terminate the Voting Trust Agreement and Stockholders Agreement immediately prior to the Effective time (as defined in the Merger Agreement), unless the accountants for MotivePower and the Company mutually agree that such action is not necessary to preserve the treatment of the Merger as "pooling of interests" for accounting purposes.

                  Section 2. Representations and Warranties. Each of the Stockholders hereby severally and not jointly represents and warrants to MotivePower as follows:

                  (a) Such Stockholder has good and marketable title to the Subject Shares held by such Stockholder, free and clear of any claims, liens, encumbrances, pledges and security interests whatsoever. Such Stockholder owns no shares of capital stock of the Company other than the Subject Shares. Such Stockholder has the sole right to vote, and the sole power of disposition with respect to, the Subject Shares held by such Stockholder. No proxies or powers of attorney have been granted with respect to such Subject Shares that will remain in effect after the execution of this Agreement. Except for this Agreement and as contemplated by Section 1(f), no voting arrangement (including voting agreements or voting trusts) affecting such Subject Shares shall remain in effect after the execution of this Agreement.

                  (b) Such Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Stockholder, and the consummation of the transactions contemplated hereby, has been duly authorized by all necessary action on the part of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under any provision of any trust agreement, partnership agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice,


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         decree, statute, law, ordinance, rule or regulation applicable to such
         Stockholder or to any of the property or assets of any of such Stockholder. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic, foreign or supranational, is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby.

                  Section 3. Affiliate Letter. Each Stockholder agrees to execute and deliver on a timely basis an Affiliate Letter in the form of Exhibit 5.10(a) to the Merger Agreement, when and if requested by MotivePower.

                  Section 4. Termination. This Agreement shall terminate, without further liability or obligation of the parties hereto, including liability for damages, upon the earlier of (i) the termination of the Merger Agreement in accordance with its terms, (ii) consummation of the Merger and
(iii) MotivePower becoming entitled to terminate the Merger Agreement pursuant to Section 7.1(i) of the Merger Agreement. Notwithstanding the foregoing, no termination pursuant to this Section 4 shall relieve the undersigned from liability for breach of this Agreement.

                  Section 5. Further Assurances. The Stockholders will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as MotivePower may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

                  Section 6. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, and any attempted assignment thereof without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  Section 7. Specific Performance. Each Stockholder acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by it, and that any such breach would cause MotivePower irreparable harm. Accordingly, each Stockholder agrees that in the event of any breach or threatened breach of this Agreement by such Stockholder, in addition to any other remedies at law or in equity it may have, shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

                  Section 8. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to a nationally recognized overnight courier or when telecopied (with a confirmatory copy sent by such overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


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                  (a)      if to MotivePower, to:

                           Two Gateway Center
                           14th Floor
                           Pittsburgh, PA  15222
                           Attention:  Chief Executive Officer
                           Facsimile:  (412) 201-1116

                           with copies to:

                           Doepken Keevican & Weiss
                           58th Floor, USX Tower
                           600 Grant Street
                           Pittsburgh, PA  15219-2703
                           Attention:  Leo A. Keevican, Jr.
                           Facsimile:  (412) 355-2609

                           and

                           Sidley & Austin
                           Bank One Plaza
                           10 South Dearborn Street
                           Chicago, IL  60603
                           Attention:  Frederick C. Lowinger
                           Facsimile:  (312) 853-7036

                  (b)      if to Harvard Private Capital Holding, Inc., to:

                           CharlesBank Capital Partners, L.L.C.
                           1330 Avenue of the Americas, 31st Floor
                           New York, NY  10019
                           Attention: Kim David
                           Facsimile: (212) 582-1250

                  (c)      if to Vestar Equity Partners, L.P., to:

                           Vestar Capital Partners, Inc.
                           Seventeenth Street Plaza
                           1225 17th Street, Suite 1600
                           Denver, CO  80202
                           Attention:  James P. Kelley
                           Facsimile:  (303) 292-6639

                           with a copy to:


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                           Vestar Capital Partners, Inc.
                           245 Park Avenue, 41st Floor
                           New York, NY  10067
                           Attention: Todd N. Khoury
                           Facsimile: (212) 808-4922

                  (d)      if to William E. Kassling, to:

                           Westinghouse Air Brake Company
                           1001 Air Brake Avenue
                           Wilmerding, PA 15148
                           Attention:  William E. Kassling
                           Facsimile:  (412) 825-1156

                  (e)      if to Robert J. Brooks, to:

                           Westinghouse Air Brake Company
                           1001 Air Brake Avenue
                           Wilmerding, PA 15148
                           Attention:  Robert J. Brooks
                           Facsimile:  (412) 825-1156

                  Section 9. Interpretation. When a reference is made in this Agreement to a section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

                  Section 10. Capitalized Terms. Capitalized terms used in this Agreement that are not defined herein shall have such meanings as set forth in the Merger Agreement.

                  Section 11. Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

                  Section 12. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  Section 13. Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto contained herein, (ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or


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in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions of the other parties hereto contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                  Section 14. Severability. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of any other provision of this Agreement in such jurisdiction, or the validity or enforceability of any provision of this Agreement in any other jurisdiction. If in the opinion of MotivePower's independent accountants, any provision hereof would cause the Merger to be ineligible for "pooling of interest" accounting treatment, it shall be deemed to be ineffective and inapplicable.

                  Section 15. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

                  Section 16. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under the applicable principles of conflicts of laws thereof.

                  Section 17. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  Section 18. No Limitation on Actions of any Stockholder as Director or Officer. In the event the Stockholder or an officer, employee, advisor, consultant or representative thereof or thereto is a director or officer of the Company, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require the Stockholder or such officer, employee, advisor, consultant or representative to take or in any way limit any action that the Stockholder or such officer, employee, advisor, consultant or representative may take to discharge the fiduciary duties of the Stockholder or such officer, employee, advisor, consultant or representative as a director or officer of the Company.

                                     * * * *


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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                     MOTIVEPOWER INDUSTRIES, INC.



                                     By:  /s/ John C. Pope
                                          Name: John C. Pope
                                          Title: Chairman of the Board



                                     /s/ William E. Kassling
                                     William E. Kassling



                                     /s/ Robert J. Brooks
                                     Robert J. Brooks


                                     HARVARD PRIVATE CAPITAL HOLDINGS, INC.



                                     By:  /s/ Kim Davis
                                          Name: Kim Davis
                                          Title: Managing Director


                                     VESTAR EQUITY PARTNERS, L.P.



                                     By:  /s/ Todd N. Khoury
                                          Name: Todd N. Khoury
                                          Title: Vice President